UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEVADA GOLD & CASINOS, INC.
3040 POST OAK BOULEVARD, SUITE 675
HOUSTON, TEXAS 77056
August 27, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc., which will be held on Monday, October 15, 2007, beginning at 10:00 a.m., Central Time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

/s/ ROBERT B. STURGES

Robert B. Sturges
Chief Executive Officer

NEVADA GOLD & CASINOS, INC.
3040 POST OAK BOULEVARD, SUITE 675
HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 15, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Monday, October 15, 2007, at 10:00 a.m., Central Time, for the following purposes:

1.	To elect three Class III directors to hold office until the 2010 Annual Meeting of Shareholders;

2.	To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock;
3.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as independent auditors for the 2008 fiscal year; and

4.	To transact any other business that may properly come before the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is August 23, 2007. If you held Nevada Gold & Casinos stock at the close of business on that date you are entitled to vote at the Annual Meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices noted above.

By Order of the Board of Directors,

/s/ ERNEST E. EAST

Ernest E. East
Senior Vice President, General Counsel
and Secretary

Dated: August 27, 2007

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

NEVADA GOLD & CASINOS, INC.
3040 Post Oak Boulevard
Suite 675
Houston, Texas 77056

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 15, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on October 15, 2007, at 10:00 a.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or before September 7, 2007.

Our principal executive offices are located at 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056, and our telephone number is (713) 621-2245. Our internet website address is www.nevadagold.com.

Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.nevadagold.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor Relations” section of the Company’s website. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended April 29, 2007. Such requests should be addressed to Investor Relations, Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Voting; Quorum; Abstentions and Broker Non-Votes

Only shareholders of record at the close of business on August 23, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 23, 2007, there were 12,939,130 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

(1)	“FOR” the election as a director of each nominee listed in this proxy statement;
(2)	“FOR” a proposal to amend the Articles of Incorporation of the Company to increase the number of shares of common stock;
(3)	“FOR” the appointment of Pannell Kerr Forster of Texas, P.C. as independent auditor for the 2008 fiscal year; and
(4)
in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the meeting. A quorum with respect to any specific proposal to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote on the proposal. Abstentions will be treated as present and entitled to vote with respect to any proposal submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such proposal and the approval of such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any proposal other than the election of directors and the amendment of the Company’s Articles of Incorporation, such proposal shall be determined by the affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, at the meeting and entitled to vote thereon. Thus, abstention with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of common stock present at the meeting and entitled to vote thereon. With respect to the proposal to amend the Company’s Articles of Incorporation, such proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock as of the record date for the Annual Meeting. Thus, abstentions and broker non-votes will have the same legal effect as a vote against such proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2008 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than April 28, 2008, in order to be included in the Proxy Statement and proxy materials relating to our 2008 Annual Meeting of Shareholders. A shareholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a shareholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2007 Annual Meeting.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder's intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; providing however that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of shares of stock of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a Board of Directors of no less than one and no more than ten members, the exact number within this range being determined by the Board of Directors. The number of Board members is currently eight. Our Articles of Incorporation also divide our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. We have three classes of directors, Class I consisting of two directors, and Classes II and III consisting of three directors.

Nominees

Three Class III directors are to be elected at the Annual Meeting for a three year term ending in 2010. The Corporate Governance and Nominating Committee of the Board of Directors has recommended the nomination of Robert B. Sturges, William J. Sherlock, and William G. Jayroe for election to the Board of Directors for three-year terms that will expire at the Annual Meeting of Shareholders to be held in 2010. The Board of Directors approved this recommendation and nominated Messrs. Sturges, Sherlock, and Jayroe, each of whom has indicated his willingness to serve. Unless a shareholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Sturges, Sherlock, and Jayroe. Mr. Sherlock replaces Mr. Paul J. Burkett who is not standing for reelection.

Vote Required; Recommendation of Board

The three candidates receiving the highest number of affirmative votes cast will be elected as Class III directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. STURGES, SHERLOCK, AND JAYROE.

Nominee	Age	Principal Occupation
Robert B. Sturges	60	CEO of Nevada Gold & Casinos, Inc.
William J. Sherlock	57	Gaming Consultant
William G. Jayroe	50	SVP-South East Region of Enviance, Inc.

ROBERT B. STURGES. Mr. Sturges has served as a director since April 5, 2007. He has over twenty-five years of gaming industry experience including over fifteen years with Carnival Resorts & Casinos and Carnival Corporation. As President of Carnival’s Gaming Division from March, 1994 to April, 2001, Mr. Sturges oversaw the development and operation of the Casino Rouge Riverboat in Baton Rouge, Louisiana, and Casino Rama Resort and Casino in the Toronto, Ontario, Canada market. He was also responsible at times during his Carnival tenure for the oversight of all the ship casinos and for the management of several Caribbean resort/casinos. Over the last five years he has been an active gaming industry consultant working with numerous clients on gaming development and acquisition opportunities. Earlier in Mr. Sturges career, he also served as Deputy Director and Director of the New Jersey Division of Gaming Enforcement. Mr. Sturges is currently a board member of Benihana, Inc. (Nasdaq: BNHN - News) currently serves as the Lead Independent Director, as well as a member of the Audit, Compensation and Executive Committees. Mr. Sturges is a graduate of Dartmouth College and a cum laude graduate of Rutgers Law School.

WILLIAM J. SHERLOCK. Mr. Sherlock is a hospitality and casino industry veteran of 35 years. From 1997 to 2000 he was Chief Operating Officer and from 2000 to 2006 he was Chief Executive Officer of Foxwoods Resort & Casino in Mashantucket, Connecticut, one of the world’s largest casinos. He currently serves as a Board member of Foxwoods Development Company and acts as a gaming consultant. Mr. Sherlock has been President/CEO for the past 15 years in various high profile casino/hotel properties including New York, New York Hotel & Casino, Las Vegas, Nevada, the Flamingo Hilton in Laughlin, Nevada and the Reno Hilton, Reno, Nevada. Mr. Sherlock is a Business Administration graduate of the University of South Carolina.

WILLIAM G. JAYROE. Mr. Jayroe has served as a director since September 1995 and was our secretary from March 1999 until June 2001. Mr. Jayroe has two decades of technology development, sales, and management expertise. Since May 2005, Mr. Jayroe has been the senior vice president South East Region of Enviance, Inc., a software solutions company headquartered out of Carlsbad, California.    From September 2001 until October 2003, Mr. Jayroe served as a senior vice-president of Digital Consulting and Southwest Services. From April 1999 until October 2000, Mr. Jayroe served as Executive Vice-President of Applied Technology Resources. Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Joseph A. Juliano	56	Class II/2009	Chairman
Francis M. Ricci	64	Class II/2009	CEO/CFO, Yes!Golf
John M. Gallaway	69	Class II/2009	Retired
H. Thomas Winn	66	Class I/2008	Director
Wayne H. White	68	Class I/2008	Retired
John Arnesen	59	__	President/COO, Nevada Gold & Casinos, Inc.
James J. Kohn	57	__	Senior Vice President, Treasurer and CFO, Nevada Gold & Casinos, Inc.
Ernest E. East	64	__	Senior Vice President, General Counsel and Secretary, Nevada Gold & Casinos, Inc.
Donald A. Brennan	63	__	VP of Development, Nevada Gold & Casinos, Inc.

JOSEPH A. JULIANO. Mr. Juliano has served as a director since September 2001 and Chairman of the Board of Directors since June 15, 2007. From January 2004 until his retirement in December 2005, Mr. Juliano served as vice president Industry Relations - PepsiCo Food Service Division. From July 2003 until January 2005, Mr. Juliano served as senior vice president, Entertainment Sales and Industry Relations with Pepsi-Cola North America’s Fountain Beverage Sales. From 1992 until July 2003, Mr. Juliano served as vice president, Entertainment Sales with Pepsi-Cola North America’s Fountain Beverage Sales, and was responsible for Pepsi distribution and brand marketing initiatives in theatres, theme parks, theme restaurants, gaming venues and golf management companies including PGA of America. Mr. Juliano started with Pepsi in 1973 and has previously served as region manager, vice president of Fountain Sales - Eastern Division and as area vice president of On-Premise Sales. Mr. Juliano received his BS and MBA in Marketing from St. John’s University.

FRANCIS M. RICCI. Mr. Ricci has served as a director since July 2003. Since 1991, Mr. Ricci has been involved in the ownership and management of several private companies serving as executive officer, including Natural Swing Products Co., Premier Scale Company and starting in March 1998, Yes!Golf. Mr. Ricci practiced as a CPA for more than 20 years as an audit specialist for Deloitte & Touche, serving as a partner in the firm for 12 years. Mr. Ricci received his MBA and BS in accounting from the University of Montana.

JOHN M. GALLAWAY. Mr. Gallaway was appointed a director in November 2005 by the Board of Directors and has been nominated for election at the 2006 Annual Meeting. Mr. Gallaway served in the office of the Chairman of Isle of Capri Casinos from 2003-2005 and as president and chief operating officer of Isle of Capri Casinos from 1995 through 2003.

H. THOMAS WINN. Mr. Winn resigned as Chairman of the Board of Directors on June 15, 2007 and as an employee of the Company on July 7, 2007. He was also CEO from January 1994 through October, 2006. Since 1983, Mr. Winn has served as president of Aaminex Capital Corporation, a financial consulting and venture capital firm. Mr. Winn has been a director of Samaritan Pharmaceuticals, Inc. since 1999.

WAYNE H. WHITE. Mr. White has served as a director since July 2003. From 1983 until his retirement in July 2002, Mr. White was an investment banker. Most recently, from 1996 until July 2002, Mr. White served as a member of the corporate finance department of Wells Fargo Securities. His duties included working on public and private offerings of equity, private placements of equity, mergers and acquisitions, and the rendering of fairness opinions. Mr. White’s specialties were leisure industry sectors, including casinos, casino suppliers and restaurants. Mr. White received his BS in political science from the University of Utah, and his law degree from Hastings College of the Law in San Francisco. Since 1992, Mr. White has been a member of the Board of Directors of The Cheesecake Factory, Incorporated.

JOHN ARNESEN. Mr. Arnesen has served as our president and chief operating officer since October, 2005. From October 1999 until October 2005, Mr. Arnesen served as senior vice president of Resort Operations for Mohegan Sun. His Past experience includes Carnival Gaming & Hospitality, Windjammer Cruises, Maximillion Casino Cruises, Trump Taj Mahal Resorts/Resorts International Hotel, Wyndam Hotel Sea World, Tropicana Resort and Caesar’s Tahoe.

JAMES J. KOHN. Mr. Kohn, a Certified Public Accountant since 1982, was most recently chief financial officer of Motor City Casino. Prior to that, he was the corporate director, internal audit for Penn National Gaming, a multi-jurisdictional owner and operator of gaming properties, including casinos, racetracks and off-track wagering facilities. He was previously Corporate Director of Financial Analysis of Penn National, and also had various financial roles at Carnival Resorts and Casinos, a wholly owned subsidiary operating and servicing riverboat and land-based casino entertainment facilities. Mr. Kohn also served as vice president and chief financial officer of Sands Hotel and Casino in San Juan, Puerto Rico, and before that he held several senior level positions in the financial services industry and with Ernst & Young, a international public accounting firm.

ERNEST E. EAST. Prior to joining the Company in January, 2007, Mr. East was chief legal officer of Global Trust Ventures, LLC, and prior to that, he was the senior vice president, general counsel and corporate secretary of Sierra Pacific Resources, from January, 2004 to May, 2005. From 1998 until 2004 he was senior vice president, general counsel and chief compliance officer of Hyatt Gaming Services, LLC. Mr. East also served as executive vice president, secretary and general counsel of Trump Hotels and Casino Resorts.

DONALD A. BRENNAN. Mr. Brennan has served as our vice president of development since September 2000. Mr. Brennan brings 38 years of hospitality experience to our organization, including amenities for master planned residential golf communities and golfing resort hotels and conference centers. Mr. Brennan holds an MBA from Southern Methodist University and a Bachelor’s degree in Hotel and Restaurant Administration from Cornell University. Mr. Brennan is the founder of Independent Private Clubs of America, Inc., and has served as its managing partner since 1994.

Board Meetings and Committees

The Board held four meetings during the fiscal year ended April 29, 2007. Each Board member attended at least 75% or more of the Board meetings held during the fiscal year ended April 29, 2007. As of the date of the Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Corporate Governance and Nominating Committee.

Director Independence

The Board of Directors has determined that each of Messrs. Ricci, White, Juliano, Jayroe and Gallaway are independent directors as defined in the listing standards of the American Stock Exchange. As part of its analysis, the Board of Directors determined that none of Messrs. Ricci, White, Juliano, Jayroe or Gallaway has a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Compensation Committee

The Compensation Committee of the Board consists of four non-employee directors: Messrs. White, Gallaway, Juliano and Ricci, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for the Company’s executive officers. The Compensation Committee held one meeting in the fiscal year ended April 29, 2007 and all four members attended the meeting.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Ricci, White and Gallaway, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met four times in the fiscal year ended April 29, 2007. Each member attended at least 75% or more of the Audit Committee meetings held during the fiscal year ended April 29, 2007.

The Board has determined that Mr. Ricci is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Ricci is independent under the listing standards of the American Stock Exchange and also serves as chair of the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written Charter. A copy of the Audit Committee Charter was attached as Appendix A to the 2004 Proxy Statement previously distributed to shareholders and is also available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board consist of four non-employee directors: Messrs. Juliano, Jayroe, Ricci, and White, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee are also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met one time in the fiscal year ended April 29, 2007. All four members attended the meeting.

The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board of Directors should do so by corresponding with our Secretary, addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•
the notice from a shareholder must be received by the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10 th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

•
the shareholder's notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of common stock of the Company owned, and any other information about the person required under SEC rules for director nominees to be named in a proxy statement;

•	the notice must include the name, record address and number of shares of common stock of the Company owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•
the notice must include any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act.

A copy of our Bylaws is available to a shareholder by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and accordingly will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in gaming, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

The Board has adopted the following process for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Nevada Gold & Casinos, Inc.
3040 Post Oak Boulevard, Suite 675
Houston, Texas 77056

*Addressees: Board of Directors; Audit Committee of the Board of Directors;
Corporate Governance and Nominating Committee of the Board of Directors;
Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting; however, attendance is not mandatory. All members of the Board attended the last Annual Meeting.

Director Compensation

The Company’s independent directors receive an annual fee of $16,000 for services they provide as directors or members of Board committees. The independent Chairman of the Board of Directors and the Chair of the Audit Committee receive an additional annual fee of $14,000. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 29, 2007, we did not issue options to purchase our common stock to any of our directors. During the fiscal year ended April 29, 2007, Mr. Burkett received $48,000 as compensation for his services as vice president of the Company.

The table below contains information about the compensation received by each of our non-employee directors during the fiscal year ending April 29, 2007. Directors who are employees received no extra pay for serving as a director.

Name	Fees Earned or Paid in Cash	Option Awards	Total
John M. Gallaway	$16,000	-	$16,000
William G. Jayroe	$16,000	-	$16,000
Joseph A. Juliano	$16,000	-	$16,000
Francis M. Ricci	$30,000	-	$30,000
Wayne H. White	$16,000	-	$16,000

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of non-employee directors, Messrs. White, Ricci, Juliano and Gallaway. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the common stock as of August 23, 2007 by (i) each shareholder that the Company knows is the beneficial owner of more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Executive Compensation” section, and (iv) all executive officers and directors as a group. The Company has relied exclusively upon information provided to the Company by its directors and executive officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options or warrants that are exercisable within 60 days of August 23, 2007 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise stated, the address for each director, executive officer and stockholder listed in the table below is c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056.

	SHARES BENEFICIALLY OWNED AS OF AUGUST 23, 2007
BENEFICIAL OWNER	NUMBER OF SHARES		PERCENT OF CLASS

Robert B. Sturges	60,000	(1)	*
H. Thomas Winn	730,747	(2)	5.6%
Paul J. Burkett	167,414	(3)	1.3%
Elgin D. McClain	25,000	(4)	*
William G. Jayroe	202,454	(5)	1.6%
Joseph A. Juliano	92,900	(6)	*
Francis M. Ricci	16,000	(7)	*
Wayne H. White	30,000	(8)	*
John Gallaway	5,000		*
William J. Sherlock	4,000		*
John Arnesen	61,000	(9)	*
James J. Kohn	7,500	(10)	*
Ernest E. East	10,000	(11)	*
Donald A. Brennan	75,500	(12)	*
Nelson Obus	1,285,600	(13)	9.9%
Kennedy Capital Management, LLC	672,850		5.2%
All current directors and executive officers as a group (13 persons)	1,483,515	(14)	11.5%
_________________
* Less than one percent

(1)	Includes options to purchase 40,000 shares of common stock held by Mr. Sturges.

(2)
 Includes (a) options to purchase 225,000 shares of common stock held by Mr. Winn, (b) 286,574 shares of common stock owned by Aaminex Capital Corporation, and (c) 30,933 shares of common stock owned by The H. Thomas Winn Foundation. Mr. Winn is the president of The H. Thomas Winn Foundation and Aaminex Capital Corporation.

(3)	Includes (a) options to purchase 70,000 shares of common stock and (b) 20,000 shares of common stock owned by The Paul Burkett Foundation. Mr. Burkett is the president of The Paul Burkett Foundation.

(4)	Includes options to purchase 25,000 shares of common stock held by Mr. McClain.

(5)	Includes (a) options to purchase 70,000 shares of common stock and (b) 14,000 shares of common stock owned by The Jayroe Foundation. Mr. Jayroe is the president of The Jayroe Foundation.

(6)	Includes options to purchase 70,000 shares of common stock.

(7)	Includes options to purchase 13,000 shares of common stock.

(8)	Includes options to purchase 30,000 shares of common stock.

(9)	Includes options to purchase 60,000 shares of common stock.

(10)	Includes options to purchase 7,500 shares of common stock.

(11)	Includes options to purchase 10,000 shares of common stock

(12)	Includes options to purchase 70,000 shares of common stock.

(13)
Includes: (i) 307,300 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. (“WPSCV”), (ii) 443,800 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. I (“WPSCVI”), (iii) 485,300 shares of common stock held by Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), (iv) 40,000 shares of common stock held by Channel Partnership II, L.P. (“CPII”), and (v) 9,200 shares of common stock held by Profit Sharing and Money Purchase Plans, Inc. (the “Plan”).  Wynnefield Capital Management, LLC (“WCM”), a New York limited liability company, is the general partner of WPSCV and WPSCVI, private investment companies organized as limited partnerships under the laws of the State of Delaware. Wynnefield Capital, Inc. (“WCI”) is the sole investment manager of WSCVOF. Nelson Obus and Joshua Landes are the managing members of WCM and the principal executive officers of WCI, the investment manager of WSCVOF, a private investment company organized under the laws of the Cayman Islands. Mr. Obus is also the general partner of CPII, a private investment company organized as a limited partnership under the laws of the State of New York. The Plan is an employee profit sharing plan organized under the laws of the State of Delaware. Mr. Obus has the power to direct the vote and the disposition of the Shares held by the Plan. Mr. Obus and Mr. Landes are citizens of the United States of America. The mailing address of Mr. Obus is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(14)	Includes options to purchase 690,500 shares of common stock.

Compensation of Executive Officers and Other Matters

Executive Compensation

The following table provides information about the compensation during our fiscal year ending April 29, 2007 of our former and current Principal Executive Officer, our current Principal Financial Officer plus our three most highly compensated executive officers as of the end of fiscal 2007. This group is referred to in this proxy statement as the Named Executive Officers.

NAME AND PRINCIPAL POSITION	FISCAL YEAR ENDING APRIL 29, 2007 YEAR (1)	SALARY $	BONUS $	OPTION AWARDS ($) (2) (5)	ALL OTHER COMPENSATION (3)(4) $	TOTAL PAY $
Robert B. Sturges (4)	2007	146,769	--	112,167	152,148	411,084
CEO

John Arnesen	2007	319,000	--	90,370	9,000	418,370
President and Chief Operating Officer

James J. Kohn	2007	107,692	--	19,474	18,453	145,619
Sr. Vice President and Chief Financial Officer

Elgin D. McClain	2007	166,923	--	--	--	166,923
VP — Development

Donald A. Brennan	2007	151,358	--	--	3,745	155,103
VP — Development

H. Thomas Winn (5)	2007	333,846	--	199,587	576,096	1,109,529
Former CEO and Chairman
_______________________

(1)	Compensation data for fiscal 2007 includes the period May 1, 2006 through April 29, 2007.
(2)
The amounts in this column reflect the compensation costs recognized for financial statement reporting purposes for the fiscal year ended April 29, 2007, in accordance with SFAS No. 123(R) of awards pursuant to the Incentive Plan and thus include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of this amount for fiscal year ended April 29, 2007 are included in Footnote 10 to the Company’s audited financial statements for the fiscal year end April 29, 2007, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on July 30, 2007.

(3)	Consists of car allowances and relocation reimbursement for each Named Executive Officer.
(4)	Mr. Sturges’ other compensation includes $132,740 of consulting fees paid prior to his employment as CEO on October 12, 20006.
(5)
On June 27, 2007, Mr. Winn entered into a Separation Agreement & Release (the “Agreement”) with the Company. In return for executing the Agreement, he will continue to receive compensation equal to the base compensation to which he would have been entitled for 18 months. In addition, the Company will reimburse him for his benefits under COBRA during the same period and the Company awarded him a non-qualified stock option to purchase 200,000 shares of the Company’s common stock at the closing price as of July 6, 2007 ($2.01). The option will vest at a rate of 25% per year for four years and will expire five years from the date of grant. At April 29, 2007, the Company recorded a severance accrual of $775,683 regarding Mr. Winn. The accrual consisted of $199,587 for the option grant plus $576,096 other compensation.

Grants of Plan-Based Awards

The table below sets forth information concerning each grant of an award made to a Named Executive Officer and the Senior VP, General Council in 2007 under the Company's equity plans:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option Awards

Robert B. Sturges	10/12/06	100,000	$ 4.87

James J. Kohn	12/21/06	26,000	$ 3.79

Ernest E. East	01/08/07	30,000	$ 3.24

H. Thomas Winn*	07/06/07	200,000	$ 2.01

* Includes an option award dated July 6, 2007 to purchase 200,000 of common stock of the Company pursuant to Mr. Winn's separation agreement. The Company accrued $199,587 relating to the option grant for the Fiscal Year Ending April 29, 2007.

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding equity awards held by the Named Executive Officers as of April 29, 2007.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)				Value of Unexercised In-the- Monthly Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercicable	Option Exercise Price ($)	Option Expiration Date	Exercisable	Unexercisable
Robert B. Sturges	-	-	40,000	60,000	4.87	10/12/16	-	-

John A. Arnesen	-	-	40,000	60,000	10.79	08/31/10	-	-

Elgin D. McClain	-	-	25,000	-	11.40	09/09/09	-	-

Donald A. Brennan	-	-	30,000	-	6.30	03/31/08	-	-
			30,000	-	14.19	02/26/09	-	-
			10,000	-	11.40	09/09/09	-	-

James J. Kohn	-	-	7,500	18,500	3.79	10/23/11	-	-

H. Thomas Winn*	-	-	80,000	-	6.30	03/31/08	-	-
			115,000	-	10.59	09/24/08	-	-
			30,000	-	11.40	09/09/09	-	-
				200,000	2.01	07/06/12
_______________________

The values of the unexercised options above are based on the difference between the exercise price of the options and the fair market value of our common stock at end of the fiscal year ended April 29, 2007, which was $3.03 per share.

*Includes an option award dated July 6, 2007 to purchase 200,000 shares of common stock of the Company pursuant to Mr. Winn’s separation agreement.

During the fiscal year ended April 29, 2007 no stock options were exercised by the Named Executive Officers. Based on the exercise price of the options held by the Named Executive Officers for the fiscal year ended April 29, 2007 there were no “In-the-Money Options” held by the Named Executive Officers. The fair market value of our common stock at the end of the fiscal year was $3.03 per share.

Report of the Compensation Committee of the Board on Executive Compensation

Overview and Philosophy

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

Annual Base Salaries

Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the fiscal year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, and current market conditions and competitive salaries of executives with similarly situated companies of the same size in the gaming industry.

Annual Incentive Compensation

Payment of annual bonuses to our executive officers is discretionary. For the fiscal year ended April 29, 2007, no bonuses were paid under the Company’s incentive compensation plan.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. The Board adopted the 1999 Stock Option Plan (“1999 Option Plan”) which was approved by shareholders at the 1999 Annual Meeting of Shareholders and amended at the 2002 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders. The 1999 Option Plan authorizes the Compensation Committee to award stock options to executive officers and other key employees at exercise prices, vesting schedules and on other terms established by the Compensation Committee.

Compensation of the Chief Executive Officer

Mr. Robert B. Sturges was elected to the position of Chief Executive Officer on October 10, 2006. For the fiscal year ended April 29, 2007, Mr. Sturges’ base salary was $315,000 which was increased to $350,000 on April 30, 2007. In fiscal year 2007, Mr. Sturges was not paid a bonus.

The Compensation Committee established the annual base salary and other terms of Mr. Sturges’ compensation based on Mr. Sturges’ past performance record, his status in the gaming industry and his experience and leadership abilities. The Compensation Committee concluded that Mr. Sturges’ compensation, including stock option grants, significantly benefits the Company and its shareholders by securing Mr. Sturges’ services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Respectfully submitted,

Wayne H. White, Chair
Francis M. Ricci
Joseph A. Juliano
John M. Gallaway

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Mr. Robert B. Sturges has an employment agreement with the Company entered into on November 27, 2006. The Agreement continues until November 1, 2009 unless terminated earlier as provided in the Agreement. The initial base salary is $315,000 plus housing in the Company’s furnished corporate apartment in Houston for 12 months and a monthly flight allowance of $1,200 for airline tickets until November 1, 2007. In addition Mr. Sturges receives a monthly auto allowance of $750. On April 30, 2007, Mr. Sturges’ compensation was increased to $350,000.

Mr. Sturges was eligible for a performance bonus equal to up to 25% of his annual salary for the fiscal year 2007 and for each of fiscal years 2008 and 2009 is eligible for yearly bonuses equal to 50% of his annual salary for achieving reasonable goals related to profitability established in the first 30 days of the fiscal year by the Board of Directors and/or the Compensation Committee. Mr. Sturges was granted an option to purchase 100,000 shares of common stock of the Company, at an exercise price of $4.87 per share on October 12, 2006, the date he became a full-time employee, under the terms of an agreement reached with the Board of Directors on October 10, 2006. Of that grant 40,000 shares immediately vested and the remaining 60,000 shares vest at a rate of 30,000 per year on November 1, 2007 and 2008 provided that Mr. Sturges’ employment has not terminated.

Under the Agreement, the Company may terminate the employment of Mr. Sturges at any time during the first year by giving him 60 days notice and paying him a lump sum amount equal to six months base salary, accrued vacation and pro-rated performance bonuses, if any. In addition, Mr. Sturges has the right to voluntarily terminate his employment on November 1, 2007 by providing written notice to the Company no later than September 1, 2007. In such an event he would not receive any severance compensation. In the event of a Change of Control of the Company, Mr. Sturges may terminate his employment and receive in a lump sum an amount equal to the unpaid balance of his salary, performance bonus, vacation and fringe benefits. In addition all stock options granted but not yet vested would immediately become fully vested.

The Company may terminate Mr. Sturges’ employment for “cause” at any time and he would be entitled only to his salary and benefits through the effective date of the termination.

Mr. John Arnesen's agreement is effective August 31, 2005, and he began his employment with the Company on October 17, 2005. The initial term of the agreement is from August 31, 2005 through August 31, 2010. Under the agreement, if the Company fails to give notice of intent not to renew the agreement by August 31, 2009, the agreement automatically renews for an additional five-year term. Mr. Arnesen's initial base salary is $325,000.

Mr. Arnesen also receives a monthly auto allowance of $750.00 and will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. The bonus potential ranges from 40% of his then-current annual salary for achieving 95% of the target plan to 100% of his then-current salary if 125% of the target plan is achieved. Mr. Arnesen was granted an option to purchase 100,000 shares of common stock in the Company, at an exercise price of $10.79 per share, equal to the fair market value of the stock determined as of the date of the agreement. Of that grant, 20,000 shares immediately vested and the remaining 80,000 shares vest at a rate of 20,000 per year on each anniversary date of the agreement, if Mr. Arnesen is still employed on such date. The options expire on the fifth anniversary date of the Employment Agreement and are subject to the terms and conditions of the Company's stock option plan. If the agreement reaches a second term, Mr. Arnesen will be granted an option to purchase an additional 100,000 shares with an exercise price equal to the fair market value of the stock determined as of the date of the grant. The options during the second term vest at a rate of 20% on the date of the grant and 20% on each annual anniversary of the second term, if Mr. Arnesen is still employed on such date.

Mr. James J. Kohn's employment agreement was effective October 23, 2006, and he began his employment with the Company on the same date. The initial term of the agreement is from October, 23 2006 through October 23, 2009. Mr. Kohn’s initial base salary is $215,000 which was increased to $239,000 on April 30, 2007.

Mr. Kohn also receives a monthly auto allowance of $750.00 and will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. Mr. Kohn shall be entitled to receive 25% of his then-current annual salary, if the target plan’s strategic plans have been achieved and 25% of his then-current annual salary if the target plan’s financial goals have been achieved. Mr. Kohn was granted an option to purchase 26,000 shares of common stock in the Company, at an exercise price of $3.79 per share, equal to the fair market value of the stock determined as of the date of the grant. Of that grant, 7,500 shares immediately vested, 8,500 shares vest at the commencement of Mr. Kohn’s second year of employment and the remaining 10,000 shares vest at the commencement of Mr. Kohn’s third year of employment with the Company. The options expire on the fifth anniversary date of the Mr. Kohn’s Employment Agreement and are subject to the terms and conditions of the Company's stock option plan. Mr. Kohn will also receive certain benefits related to his relocation, including reimbursement of the consequential costs of selling his current home and moving to his new home, as well as receiving temporary housing for a period of six months.

Mr. Ernest E. East has an employment agreement with the Company which expires on January 8, 2009. Mr. East’s initial base salary was $215,000, which was increased to $239,000 on April 30, 2007. Mr. East also receives a monthly auto allowance of $750.00 and will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. Mr. East shall be entitled to receive 25% of his then-current annual salary, if the target plans have been achieved and 25% of his then-current annual salary if the target plan’s financial goals have been achieved. Mr. East was granted an option to purchase 30,000 shares of common stock in the Company, at an exercise price of $3.24 per share, equal to the fair market value of the stock determined as of the date of the agreement. Of that grant 10,000 shares immediately vested, 10,000 shares vest at the commencement of Mr. East’s second year of employment and the remaining 10,000 shares vest at the commencement of Mr. East’s third year of employment with the Company. The options expire on the fifth anniversary date of the Mr. East’s Employment Agreement and are subject to the terms and conditions of the Company’s stock option plan. Mr. East also received certain benefits related to his relocation, including a $7,500 relocation payment and as well as receiving temporary housing for a period of three months.

Mr. Arnesen’s, Mr. East’s and Mr. Kohn’s agreements provide for termination by the Company without Cause or by the executive in the event of a Change of Control. In either case, the executive will be paid the total salary, annual bonus, vacation and fringe benefits remaining during the term. In addition, any stock options granted but not vested immediately become vested. If the Company terminates the executive’s employment for Cause, the agreement provides for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. Finally, all agreements contain provisions protecting the Company’s confidential information and precluding the executive from competing with the Company for a period of one year following the termination of his employment.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under Investor Relations - Investor Info. Changes to and waivers granted with respect to this Code of Ethics related to officers identified above, and other executive officers and directors of the Company that are required to be disclosed pursuant to applicable rules and regulations of the Securities and Exchange Commission will also be posted on our website and a Current Report on Form 8-K will be filed within 4 business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended April 29, 2007, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, except as set forth below. A Form 5 and three Forms 4 were filed late by Mr. H. Thomas Winn, a form 4 was filed late by Mr. Francis M. Ricci, a Form 4 and a Form 5 were filed late by Aaminex Capital Corporation, two Forms 4 were filed late by Clay County Holdings, Inc., a Form 4 was filed late by John M. Gallaway, a Form 3 was filed late by Robert B. Sturges, a Form 3 and Form 4 were filed late by James J. Kohn and a Form 5 was filed late by Paul J. Burkett.

Report of the Audit Committee of The Board Of Directors

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

The Audit Committee engages and supervises the Company’s independent auditors and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended April 29, 2007 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Pannell Kerr Forster of Texas, P.C. (“PKF”) the Company’s independent public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PKF their independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with PKF the overall scope and plans for their audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of their examinations, their evaluations or the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 29, 2007, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Francis M. Ricci, Chair
Wayne H. White
John M. Gallaway

PROPOSAL TWO

INCREASE IN AUTHORIZED SHARES

INTRODUCTION

The Company is proposing to amend its Articles of Incorporation to increase the authorized number of shares of common stock, twelve cents ($0.12) par value per share, from 25,000,000 to 50,000,000. Currently, the Company has the authority to issue an aggregate of Thirty Million (30,000,000) shares of capital stock consisting of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company is requesting its shareholders to approve the proposed increase in the number of authorized shares of common stock only. Under the proposed amendment the authorized number of shares of preferred stock will not change.

For the reasons set forth below, the Board of Directors believes that the best interest of the Company and its shareholders will be served if the Company’s Articles of Incorporation are amended to increase the authorized number of shares of common stock, $0.12 par value per share, from 25,000,000 to 50,000,000 shares. The Board of Directors has unanimously approved and recommends a vote “FOR” the Increase in Authorized Shares Proposal.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved for submission to the shareholders a proposal relating to the amendment of Article Four of the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.12 per share, from 25,000,000 to 50,000,000. The additional 25,000,000 shares of common stock, which will be authorized if this proposal is approved, will increase the number of authorized, unissued and unreserved shares of common stock of the Company. As of August 23, 2007 there were 12,939,130 shares of common stock outstanding. No shares of preferred stock are outstanding. The newly authorized shares would, if and when issued, have the same rights and privileges as the shares of common stock presently outstanding. The holders of common stock have no preemptive rights to acquire any of the Company’s common stock under the existing Articles of Incorporation and will not have any such rights if this proposal is approved.

The Board of Directors believes that it is desirable to have the additional authorized shares of common stock available for stock dividends or splits, stock options, future financing and acquisition transactions, or other general corporate purposes as well as to enable the Company to take advantage of favorable opportunities which may arise in the future. The additional shares of common stock would be available for issuance without further action by the shareholders and without the accompanying delay and expense involved in calling a special meeting of shareholders, except as may otherwise be required by law. The issuance of any additional shares of common stock may result in a dilution of the voting power of the shareholders, as well as their respective equity interests in the Company. At the date of this Proxy Statement, the Company has no arrangements, commitments or plans with respect to the sale or issuance of any of the additional shares of common stock as to which authorization is sought.

In addition, the Board could use the authorized but unissued shares of common stock to create impediments to a takeover or a change of control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt. The increase in authorized stock might also be considered as having the effect of discouraging an attempt by a third party to acquire control of the Company, through the acquisition of a substantial number of shares, since the issuance of any shares could be used to dilute the stock ownership of shares of the Company’s voting stock held by such third party. Accordingly, an effect of the increase in the number of authorized shares of common stock may be to deter a future takeover attempt. The Board is not presently aware of any plans to acquire control of the Company and has not proposed the amendment to the Articles of Incorporation as an anti-takeover measure.

The proposed amendment to the Company’s Articles of Incorporation would cause the first two paragraphs of Article Four thereof to be amended only with respect to the number of shares of common stock authorized to be issued. The remainder of Article Four would not be amended and would remain the same. If the proposed amendment is approved the paragraphs regarding the Company’s common stock would read as follows:

The Corporation shall have the authority to issue an aggregate of Fifty Five Million (55,000,000) shares of capital stock. The authorized shares of the Company are divided into two classes, common stock and preferred stock.

Fifty million (50,000,000) shares of common stock are authorized having a par value of twelve cents ($0.12) per share and will be voting stock.

VOTE REQUIRED FOR APPROVAL

Approval of the Amendment to Article Four requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on such matter. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the approval of the amendment.

THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO ARTICLE FOUR OF THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL THREE

APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed, and recommends the approval of the appointment of, Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent public accounting firm for the fiscal year ending April 27, 2008. PKF served as the Company’s independent public accounting firm for the fiscal year ended April 29, 2007. Representatives of PKF are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PKF as the Company’s independent public accounting firm for fiscal 2008. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of PKF, the Board of Directors will consider the appointment of another independent public accounting firm.

Independent Registered Public Accounting Firm’s Fees

PKF billed the Company as set forth in the table below for professional services rendered for the audit of the Company’s annual financial statements for the years ended April 29, 2007 and April 30, 2006 and for the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2007 and 2006 and for work on other SEC filings. PKF did not provide any non-audit services for the Company during 2007 or 2006.

Description	Fiscal 2007	Fiscal 2006
Audit Fees	$251,013	$286,227

Audit Committee Preapproval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. No non-audit services were performed by PKF pursuant to the de minimis exception in 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PKF AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Nevada law and our bylaws.

Notes Receivable - Affiliates

Clay County Holdings, Inc.

At April 29, 2007, we had a note receivable (the “Note”) of $1,741,621 from Clay County Holdings, Inc. ("CCH"). The Note bears interest at 12% per annum. The Note was modified effective April 30, 2006 to provide for a maturity date of April 30, 2009. As part of the modification, no principal or interest payments were due until July 31, 2007, at which time principal payments of $150,000, plus accrued interest, were due on a quarterly basis, with additional payments due at the time any payments were received by CCH on a note receivable it holds from Restaurant Connections International. The Note is additionally secured by a pledge of the net equity of common stock of the Company owned by CCH. The stock is subject to margin calls. At the time of the extension of credit to CCH, CCH was the largest shareholder of the Company, beneficially owning approximately 16% of our outstanding stock and the President of CCH is the son-in-law of H. Thomas Winn who resigned as Chairman of the Company effective July 6, 2007.

CCH failed to make the principal payments, plus accrued interest due on July 31, 2007 in the amount of $521,037. The Company has sent CCH a Notice of Default. Under the terms of the Note, CCH has until September 10, 2007 to cure the Default or the entire principal amount plus accrued interest shall become due at the option of the Company.

Service Interactive, Inc.

At April 29, 2007, we had a note receivable of $1,779,445 from Service Interactive, Inc. ("SI"). The note bears interest of 12% per annum. The note was modified effective April 30, 2006 to provide for a maturity date of April 30, 2009. As part of the modification, no principal or interest payments were due until July 31, 2007, at which time principal payments of $150,000, plus accrued interest, were due on a quarterly basis, with additional payments due at the time any payments were received by CCH on a note receivable it holds from Restaurant Connections International. The note is additionally secured by a pledge of net equity of common stock of the Company owned by CCH. The stock is subject to margin calls. At the time of the extension of credit by us to SI, SI was related party because we had the option to acquire common stock of SI and a former director was involved in SI at that time.

SI failed to make the principal payments, plus accrued interest due on July 31, 2007 in the amount of $527,924. The Company has sent SI a Notice of Default. Under the terms of the Note SI has until September 10, 2007 to cure the Default or the entire principal amount plus accrued interest shall become due at the option of the Company.

Note Payable - Affiliate

Sunrise Land and Mineral Corporation

At April 29, 2007, we owed Sunrise Land and Mineral Corporation (“Sunrise”) the principal amount of $70,611. We have a 50% ownership interest in Sunrise and as of July 29, 2007 the amount owed to Sunrise had increased to the principal amount of $270,611.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations
3040 Post Oak Boulevard
Suite 675
Houston, Texas 77056
(713) 621-2245

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be prepared for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

 /s/ ERNEST E. EAST

ERNEST E. EAST, Senior Vice President, General Counsel and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY
NEVADA GOLD & CASINOS, INC.
ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEVADA GOLD & CASINOS, INC.

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints James J. Kohn or John Arnesen, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, 77027 on Monday, October 15, 2007 at 10:00 a.m. Central time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE ITS NUMBER OF AUTHORIZED COMMON STOCK, FOR THE APPOINTMENT OF PANEL KERR FORSTER AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED “FOR” PROPOSALS ONE, TWO AND THREE. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

		For	Against	Abstain
1.	Proposal one to elect three Class III director nominees to hold office until the 2010 Annual Meeting of Shareholders:

	Robert B. Sturges	☐	☐	☐
	William J. Sherlock	☐	☐	☐
	William G. Jayroe	☐	☐	☐

2.	Proposal two to Amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock of the Company.	☐	☐	☐

3.	Proposal three to approve the Appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 27, 2008.	☐	☐	☐

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held by joint-tenants or otherwise by more than one person, all should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.